EXHIBIT 10.3(a)

AMENDMENT TO THE DELTA AIR LINES, INC.
OFFICER AND DIRECTOR SEVERANCE PLAN
As Amended and Restated as of January 2, 2009
As Further Amended October 20, 2009

The Delta Air Lines, Inc. Officer and Director Severance Plan, as amended and restated as of January 2, 2009, and as further amended October 20, 2009 (the “Plan”) is hereby amended as follows:

1.    Section 11(g) of the Plan (definition of “Good Reason”) is amended by deleting subsection (A) thereof in its entirety and inserting the following new subsection (A) (as marked) in its place:

“(A)    (i) any long-term award made to a Participant under the Delta Air Lines, Inc. 2007 Performance Compensation Plan, (ii) any other equity-based awards or other incentive compensation awards made to a Participant by any of Delta (or any Affiliate) or Northwest Airlines Corporation (or any subsidiary) either on or before January 1, 2009, (iii) any equity-based awards, incentive compensation, retention payment, special travel or other benefits provided to a Participant solely as a result of his or her initial employment with Delta or any Affiliate and (iv) the elimination of post-retirement coverage under Delta’s executive life insurance program, will be ignored for purposes of determining whether a Participant has suffered a reduction that constitutes Good Reason;”
2.    Except as expressly amended herein, the Plan, as amended, shall remain otherwise without change.